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                                                                      EXHIBIT 11
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                         BRISTOL RETAIL SOLUTIONS, INC.
                    Computation of Earnings (Loss) per Share
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                                                                          Three Months Ended June 30,
                                                                             1998             1997
                                                                        --------------   --------------
                                                                         (As Restated)
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BASIC LOSS PER SHARE
      Net income (loss)                                                 $       4,454    $    (773,228)
      Accretion related to Series A Convertible Preferred Stock                   - -              - -
      Imputed dividends for Series A Convertible Preferred Stock                  - -              - -
      Cumulative dividends for Series A Convertible Preferred Stock           (15,000)             - -
                                                                        --------------   --------------
      Net loss applicable to common stockholders                        $     (10,546)   $    (773,228)
                                                                        ==============   ==============
      Weighted average number of common shares outstanding
         during the period                                                  5,660,503        5,001,932
                                                                        ==============   ==============
Basic loss to common stockholders per share                             $       (0.00)           (0.15)
                                                                        ==============   ==============

DILUTED LOSS PER SHARE
      Net loss applicable to common stockholders                        $     (10,546)   $    (773,228)
      Plus: Income impact of assumed conversion-Preferred dividends            15,000              - -
                                                                        --------------   --------------
      Net loss applicable to common stockholders                        $       4,454    $    (773,228)
                                                                        ==============   ==============
      Weighted average number of common shares outstanding
         during the period                                                  5,660,503        5,001,932
      Effect of stock options, warrants and convertible
         preferred stock treated as common stock
         equivalents under the treasury stock method                          455,792              - -
                                                                        --------------   --------------
         Total shares                                                       6,116,295        5,001,932
                                                                        ==============   ==============
Diluted earnings (loss) to common stockholders per share                $        0.00    $       (0.15)
                                                                        ==============   ==============

                                                                            Six Months Ended June 30,
                                                                              1998             1997
                                                                        --------------   --------------
                                                                         (As Restated)
BASIC LOSS PER SHARE
      Net loss                                                          $    (448,726)   $  (1,208,214)
      Accretion related to Series A Convertible Preferred Stock              (241,916)             - -
      Imputed dividends for Series A Convertible Preferred Stock             (227,589)             - -
      Cumulative dividends for Series A Convertible Preferred Stock           (17,333)             - -
                                                                        --------------   --------------
      Net loss applicable to common stockholders                        $    (935,563)   $  (1,208,214)
                                                                        ==============   ==============
      Weighted average number of common shares outstanding
         during the period                                                  5,606,380        4,874,501
                                                                        ==============   ==============
Basic loss to common stockholders per share                             $       (0.17)   $       (0.25)
                                                                        ==============   ==============

DILUTED LOSS PER SHARE
      Net loss applicable to common stockholders                        $    (935,563)   $  (1,208,214)
      Plus: Income impact of assumed conversion-Preferred dividends               - -              - -
                                                                        --------------   --------------
      Net loss applicable to common stockholders                        $    (935,563)   $  (1,208,214)
                                                                        ==============   ==============
      Weighted average number of common shares outstanding
         during the period                                                  5,606,380        4,874,501
      Effect of stock options, warrants and convertible
         preferred stock treated as common stock
         equivalents under the treasury stock method                              - -              - -
                                                                        --------------   --------------
         Total shares                                                       5,606,380        4,874,501
                                                                        ==============   ==============
Diluted loss to common stockholders per share                           $       (0.17)   $       (0.25)
                                                                        ==============   ==============
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